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                                                                        EX 10.28

                       EMPLOYMENT TERMINATION, RELEASE AND
                              COOPERATION AGREEMENT

      Virbac Corporation ("the Company") and Thomas Bell ("Employee") agree that the following sets forth their full and complete agreement and understanding regarding the termination of the Employee's employment with the Company:

      1. As used in this Agreement the following terms shall have the following meanings.

      a) Securities Litigation shall mean the presently pending suits filed against the Company or the Company and Employee alleging violation of any law pertaining to securities together with any amendment, refiling or new complaint or other filing asserting claims based on the same or similar facts. Securities Litigation shall also include any potential investigation/litigation by the Securities and Exchange Commission or other governmental body regarding activities of the Company during the time that Employee was employed by Company and relating to alleged violation of securities laws.

      b) Competitor shall mean any of the companies listed on Exhibit A hereto together with their parents, subsidiaries and affiliates.

      c) Customer or Business Partner shall mean any of the companies listed on Exhibit B hereto together with their parents, subsidiaries and affiliates.

      d) Fully Cooperate / Full Cooperation shall mean for Employee to make himself available at reasonable times and places for interviews, consultations and/or testimony during which he will provide to the Company, or its designated attorneys or agents, any and all information known to him regarding or relating to the Company or his activities on behalf of the Company in regard to the subject matter on which cooperation is sought, as well as provide any and all documents or electronically stored information available to him relating to such subjects.

      e) Confidential Information shall mean any and all information not in the public domain, in any form, possessed by, used by, under the control of, or otherwise relating to the Company and treated as confidential by the Company including but not limited to, any technical or non-technical information, plans designs, drawings, processes, systems, procedures, formulae, biological materials, laboratory notebooks, test data, know-how, improvements, inventions, products, client or customer lists, marketing plans, financial information, or any other compilation of information relating to the Company's business which has come into the Employee's possession by virtue of his employment with Company. Confidential Information shall also include any information not in the public domain owned by another company or person and entrusted to Company in the courts of business or research.

      2. The Company and the Employee agree that the Employee's employment with the Company was terminated effective January 27, 2004, and that the Employee

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resigned effective that date from any and all positions as an employee or director held by him with the Company, its subsidiaries, parents and affiliates. Employee understands and agrees that from and after January 27, 2004 he shall have no power or authority to bind the Company to any obligations with third parties or other employees of the Company.

      3. In exchange for Employee's resignation, his release of all claims against the Company and the other promises made by Employee in this Agreement, the Company shall:

      a) Pay to Employee an amount equal to five months of Employee's base salary in effect as of January 27, 2004. This amount shall be paid to Employee in equal installments on regularly scheduled payroll dates between January 27, 2004 and November 30, 2004 (the "Severance Period"); provided that no payments shall be made until after the Revocation Period provided in paragraph 18 shall have elapsed without Employee revoking this Agreement. All amounts paid shall be subject to normal and required withholdings;

      b) Allow Employee to continue Employee's health insurance (including Executive Care Plan) during the Severance Period upon the same terms and conditions as were in effect at the date of Employee's termination, or upon such terms as may be amended during the Severance Period to apply to all other participants in the same health plan(s) during such time; and

      c) Advance to Employee certain reasonable attorneys fees and expenses as is more fully described in paragraph 11 of this Agreement.

      It is understood and agreed that any period of group health care continuation of coverage required under 29 U.S.C. Sections 1161-1169 shall commence as of the end of the Severance Period and not the date of the Employee's resignation.

      4. Employee agrees that during the Severance Period he shall Fully Cooperate with the Company in regard to all matters relating to the transfer of his responsibilities and knowledge regarding the Company and its activities to other employees, consultants or agents of the company.

      5. Employee agrees that he shall Fully Cooperate with the Company in regard to any internal investigation, SEC investigation or Securities Litigation for so long as any such matters shall be pending. Employee further agrees that he will not voluntarily provide any statement or other assistance to a party to a dispute or litigation with the Company, other than the Company, without the prior written consent of the Company. Employee also agrees that if he is ever subpoenaed or otherwise required by law to provide any statement or other assistance to a party to a dispute or litigation with the Company, other than the Company, then he will provide written notice of the circumstances requiring such statement or other assistance, including where applicable a copy of the subpoena or other legal writ, in such a manner and at such a time that allows the Company to respond. Nothing herein shall prevent the Employee from cooperating

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with co-defendants in litigation or with inquiry from the government without a need to obtain prior consent or approval from the company; however, the Employee shall provide prompt notice of any voluntary giving of oral or written statements to such parties, and provide to the Company a copy of any written statement so given or a summary of any oral statement provided.

      6. Company shall reimburse Employee for reasonable and necessary out-of-pocket expenses incurred by Employee in fulfilling his obligations under paragraphs 4 and 5 hereof. Company shall also reimburse Employee for legal expense not to exceed $5,000 incurred in reviewing and drafting changes to this Agreement, but not for consultation between Employee and his counsel.

      7. Employee agrees that he will not, without the prior written permission of the Company, become employed by, or otherwise provide services as an employee, consultant, owner, volunteer or other capacity to any Customer or Business Partner listed on Exhibit B hereto during the Severance Period, nor for any Competitor listed on Exhibit A for a period of one year following the termination of his Employment. Such restrictions shall be removed at the sole discretion of the Board.

      8. Employee agrees that he shall not use any Confidential Information for the benefit of himself or others without the prior written consent of the Company for so long as such information has not entered the public domain. In the event Employee is called upon to divulge confidential information in the course of the Securities Litigation or other judicial or regulatory proceeding, Employee shall provide the Company with as much notice of the need or possibility of the need to divulge Confidential Information as is practicable under the circumstances. However, nothing herein shall be interpreted to impose or imply a limitation upon Employee's ability to provide truthful testimony in the course of any judicial or regulatory proceeding or investigation.

      9. Employee agrees that, for a period of one (1) year following the termination of his employment, he shall not on his own behalf or on behalf of any other person, firm or entity, solicit or cause to be solicited any employee of the Company for employment. Employee understands that this restriction precludes him from making available the names, phone numbers or backgrounds of persons currently employed by the Company or lists thereof to any person for the purpose of solicitation.

      10. Employee agrees not to make any unfavorable, derogatory or disparaging comments about the Company, its parents, subsidiaries, affiliates, managers, directors, supervisors, operations, policies, or products. Employee further agrees that he will not provoke, foster or encourage any acts of ill will on the part of the Company's other employees. Nothing in this paragraph 10 shall be deemed to limit or imply any limitation upon the Employee's offering of truthful testimony in any judicial or regulatory proceeding or investigation.

      11. As further consideration of the promises made by Employee in this Agreement, the Company shall continue to advance to Employee reasonable attorneys

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fees and reasonable expenses incurred by Employee in regard to the Securities
Litigation. Such obligation of the Company shall continue unless and until the Board of Directors of the Company shall determine in its sole discretion that Employee did not act in good faith or in a manner reasonably believed by him to be in or not opposed to the best interests of the Company. In the event the Board ultimately determines that Employee is not entitled to be indemnified by the Company, the Employee shall promptly repay to the Company any amounts previously advanced under this paragraph.

      12. Employee, on behalf of himself and on behalf of his heirs, executors, administrators, personal representatives, successors and assigns does hereby irrevocably release, acquit, exonerate and forever discharge Company and each of its affiliates, subsidiaries, successors, predecessors, assigns, trustees, officers, directors, stockholders, agents, attorneys, servants, representatives, employees and any employment benefit plans (including the trustees, fiduciaries and committee members of such plans) (hereinafter individually and collectively sometimes called "RELEASEES"), of and from all and every manner of action and actions, cause and causes of actions, grievances, arbitrations, obligations, damages, demands, liabilities, defenses, suits, debts, dues, sums of monies, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, libels, slanders, trespasses, damages, judgments, expenses, executions and claims whatsoever, known or unknown, in law and/or equity, mixed or otherwise, which the Employee ever had, now has or hereafter can, shall or may have against the RELEASEES, individually, collectively, jointly or severally, for, upon, or by reason of any matter, act, occurrence, omission, transaction or cause or thing whatsoever, from the beginning of time to the date of this Agreement, including but not limited to any claim or action, cause or causes of action, known or unknown, which Employee ever had, now has, or hereafter can, shall or may have against the RELEASEES, individually, jointly, severally or collectively, arising out of, as a consequence of, or by reason of, resulting from, or connected in any way with Employee's employment by RELEASEES or termination of that employment, specifically including but not limited to, claims of discrimination based on race, sex, age, national origin, religion, marital status, status as a handicapped or disabled individual, or veteran status, under the Age Discrimination in Employment Act (29 U.S.C. Section 621, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000(e), et seq.), the Employee Retirement Income Security Act (29 U.S.C. Section 1001, et seq.), the Americans with Disabilities Act (42 U.S.C. Section 1201, et seq.), the Family and Medical Leave Act (29 U.S.C. Section 2601, et seq.), the Texas Human Rights Act, or any other federal, state or local statute, ordinance or common law relating to employment, employment discrimination, termination of employment, contracts of employment or wrongful discharge. Employee acknowledges, understands and expressly agrees that this Agreement is a General Release. Nothing in this Agreement shall prohibit Employee of Company from filing suit or seeking remedies for any breach of this Agreement itself.

      13. Employee warrants that he has not retained, and has returned to the Company, any reports, files, memoranda, notes, records, data, recordings, computers, computer software, computer access codes, computer disks, computer drives or other computer memory storage devices, other physical property, or documents of any kind of

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the Company, as well as all copies and reproductions of whatever kind thereof made or compiled by Employee in whole or part or made available to Employee during the term of his employment with Company or to which Employee was exposed by any means during the course of his relationship with the Company. Employee further agrees that should he later discover that despite this warranty he has retained any of the above mentioned items of Company property that he shall promptly notify the Company and return such property. Employer will upon reasonable request by Employee or his counsel make available for inspection and copying such documents or other information which are not privileged from discovery in civil or criminal proceedings and would otherwise be obtainable by subpoena or discovery request in a civil suit.

      14. Employee warrants and represents that he has not assigned or transferred, or purported to assign or transfer to any person, firm or entity any claim against the RELEASEES or portion thereof or interest therein.

      15. Employee and Company agree that this Agreement supersedes any prior agreements which may have existed between them, that it contains and comprises the entire agreement between them, and that there are no additional promises or terms of the Agreement among the parties other than those contained herein, and that this Agreement shall not be modified except in a writing signed by each of the parties hereto.

      16. The parties agree that the existence of this Agreement or any of its parts is not, shall not be interpreted as, and shall not be offered as evidence of an admission of liability or wrongdoing by any person or party. Each party further agrees that nothing in this Agreement may be interpreted to render either party a prevailing party for any purpose, including but not limited to, the assessment of attorneys fees or costs under any statute or law.

      17. Employee and Company agree that the terms, provisions, and conditions of this Agreement and the negotiations in pursuance thereof are strictly confidential. Employee shall not disclose information pertaining thereto to any person or entity other than Employee's spouse, legal counsel and any financial advisor except as specifically requested by a governmental agency or in connection with the Securities Litigation. The Company shall not disclose such information to third parties other than its tax advisors, legal counsel, auditors and other persons having a legitimate business reason to gain access to the information except as may be requested by a governmental agency or in connection with the Securities Litigation. If either party is compelled by any such request to disclose any one or more of the provisions of this Agreement, he shall inform the other in writing of the circumstances requiring such disclosure.

      18. Employee represents that he has fully reviewed the terms of this Agreement with legal counsel of his choosing and has been encouraged by the Company to seek legal counsel. Employee expressly acknowledges that he has been given ample time to consider his decision and is acting of his own free will. Employee hereby acknowledges that he fully and completely understands and accepts the terms of this Agreement including without limitation its effect as a general release. Employee

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understands that he has twenty-one (21) days to consider the Agreement before signing it. For a period of seven (7) days following his signature of this Agreement, not including the date upon which it is signed ("Revocation Period"), Employee may revoke it and the Agreement shall not become effective or enforceable. No payments hereunder shall be made until the Revocation Period has expired without Employee having exercised his right of revocation.

      19. Employee agrees that any material breach by him of the obligations contained in paragraphs 4-9, inclusive, of this Agreement are certain to cause damage to the Company, and that the exact nature and amount of the damages likely to be so incurred will be highly difficult to ascertain and/or quantify. Accordingly, Employee agrees that in the event of his material breach of paragraphs 4-10, inclusive, the Company may, in addition to any other relief or remedy granted in law, enforce said provisions by obtaining equitable and injunctive relief without the posting of a bond, guarantee or other surety, and that such equitable/injunctive relief is appropriate.

      20. If for any reason any provision of this Agreement shall be deemed to be legally invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected. The parties expressly authorize any court of competent jurisdiction to enforce any provision, or portion thereof, or to modify any such provision, or portion thereof, so that any such provision, or portion thereof, shall be enforced by the court to the fullest extent permitted by law.

      21. Employee represents that he has read this Agreement, that he understands all of its terms, that he has had the opportunity to fully discuss and disclose the terms of this Agreement with any attorney of his choice as reflected in Paragraph 18 above. Employee also represents that he enters into this Agreement voluntarily, of his own free will and with knowledge of its meaning and effect including, without limitation, its effect as a general release.

      22. The Company warrants and represents that the individual signing below on its behalf has full authority to enter into and execute this Agreement, and that any resolutions of the Board of Directors as may be necessary to establish that authority have been duly passed.

Virbac Corporation                                 Thomas Bell

By: _____________________________                  By: _________________________

Its: ____________________________                  Date: _______________________

Date: ___________________________

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                                   EXHIBIT "A"

                                   Competitors

1.  Aquarium Pharmaceuticals

2.  Aquatronics

3.  Central Garden Companies

4.  Church & Dwight

5.  Denta-Clen

6.  Derma Pet

7.  DVM Pharmaceuticals

8.  Farnam Companies

9.  Hagen

10. Hartz Mountain

11. Heska Corp.

12. INOBYS

13. Lloyd Labs

14. Merial Ltd.

15. Novartis Animal Health

16. Pfizer Animal Health

17. Phoenix Scientific

18. S&M Nutec

19. Schering-Plough Animal Health

20. Sergeants

21. Tetra

22. United Pet Group Companies

23. Vet Solutions

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                                   EXHIBIT "B"

                               Customers/Alliances

1.  Vedco

2.  Burns

3.  Butler

4.  PETsMART

5.  Petco

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Effective Tuesday January 27, 2004, I, Thomas Bell, hereby resign my position as
President of Virbac Corporation, as well as any other positions or directorships held by me with Virbac or any of its subsidiaries or affiliates.

____________________________
        Thomas Bell